EXHIBIT 99.1

Home BancShares, Inc. Again Reports Strong and Stable Performance Metrics in All Areas During Turbulent Interest Rate Environment

CONWAY, Ark., July 18, 2019 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released solid second quarter earnings today that included over $1 billion in loan production at an average interest rate of 6.1% and a strong net interest margin that was relatively flat at 4.28%.

Highlights of the Second Quarter of 2019:

Consolidated
Metric	Q2 2019	Q1 2019	Q4 2018
Net Income	$72.2 million	$71.4 million	$71.0 million
Total Revenue	$204.4 million	$203.2 million	$201.3 million
ROA	1.92%	1.92%	1.90%
NIM	4.28%	4.30%	4.30%
Accretion	$9.2 million	$9.1 million	$9.4 million
ROE	12.18%	12.34%	12.05%
ROTCE (non-GAAP)(1)	21.01%	21.53%	21.08%
Diluted Earnings Per Share	$0.43	$0.42	$0.41

Centennial Community Banking				Centennial CFG
Metric	Q2 2019	Q1 2019	Q4 2018	Metric	Q2 2019	Q1 2019	Q4 2018
Net Income	$59.5 million	$58.1 million	$57.7 million	Net Income	$11.2 million	$12.0 million	$12.2 million
Total Revenue	$166.5 million	$166.9 million	$165.9 million	Total Revenue	$32.4 million	$31.1 million	$30.6 million
ROA	1.83%	1.80%	1.77%	ROA	2.77%	3.08%	3.33%
NIM	4.20%	4.20%	4.18%	NIM	5.25%	5.34%	5.50%
Accretion	$8.4 million	$8.3 million	$8.6 million	Accretion	$146,000	$33,000	$33,000

Shore Premier Finance
Metric	Q2 2019	Q1 2019	Q4 2018
Net Income	$1.4 million	$1.3 million	$1.1 million
Total Revenue	$5.4 million	$5.2 million	$4.8 million
ROA	1.27%	1.15%	1.06%
NIM	3.02%	3.04%	3.29%
Accretion	$705,000	$741,000	$812,000

 (1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“The last three quarters show a strong trend of stability and growth in all our key metrics,” said John Allison, Chairman. “We continue to produce solid results with a positive growth trend,” Allison continued.

“Loan production was very strong during the second quarter,” said Tracy French, Centennial Bank President and Chief Executive Officer. “We saw loan production of over $1 billion dollars at an average interest rate of 6.1% and were able to increase the yield on the loan portfolio by 3 basis points,” added French.

“Our return on assets remains strong and steady at 1.92% as it was in the first quarter,” stated Randy Sims, Chief Executive Officer of Home BancShares. “Diluted earnings per share of $0.43 as compared to $0.42 from last quarter and an impressive efficiency ratio of 39.93% are just a few of the powerful numbers that contributed to another successful quarter for our shareholders,” added Sims.

Operating Highlights

Our net interest margin was 4.28% for the three-month period ended June 30, 2019 compared to 4.30% for the three-month period ended March 31, 2019. The yield on loans was 6.06% and 6.03% for the three months ended June 30, 2019 and March 31, 2019, respectively, as average loans decreased from $11.04 billion to $11.00 billion. Additionally, the rate on interest bearing deposits increased to 1.38% as of June 30, 2019 from 1.34% as of March 31, 2019, with average balances of $8.62 billion and $8.50 billion, respectively.

During the second quarter of 2019, we experienced a $515,000 increase in investment premium amortization resulting from increased prepayment speeds on investment securities due to the declining interest rate environment. This increased investment premium amortization negatively impacted the net interest margin for the quarter ended June 30, 2019 by two basis points.

For the three months ended June 30, 2019 and March 31, 2019, we recognized $9.2 million and $9.1 million, respectively, in total net accretion for acquired loans and deposits.  Purchase accounting accretion on acquired loans was $9.2 million and $9.0 million and average purchase accounting loan discounts were $122.2 million and $131.6 million for the three-month periods ended June 30, 2019 and March 31, 2019, respectively.  Net accretion of time deposit premiums was $30,000 for the quarters ended June 30, 2019 and March 30, 2019, and net average remaining CD premiums were $327,000 and $357,000 for the three-month periods ended June 30, 2019 and March 31, 2019, respectively.

Net interest income on a fully taxable equivalent basis increased $1.5 million, or 1.04%, to $142.3 million for the three-month period ended June 30, 2019, from $140.8 million for the three-month period ended March 31, 2019.  This increase in net interest income for the three-month period ended June 30, 2019 was the result of a $1.8 million increase in interest income, which was partially offset by a $283,000 increase in interest expense.  The $1.8 million increase in interest income was primarily the result of a $2.0 million increase in loan interest income. The $283,000 increase in interest expense was primarily the result of a $1.7 million increase in interest expense on deposits which was offset by a $1.4 million decrease in interest expense on FHLB and other borrowed funds resulting from the average balance of FHLB and other borrowings decreasing by $227.3 million or 19.60%.

Centennial Commercial Finance Group (“Centennial CFG”) net interest margin was 5.25% for the quarter just ended compared to 5.34% for the quarter ended March 31, 2019. Centennial CFG net interest margin for the second quarter of 2019 includes average interest earning assets of $1.59 billion and net interest income of $20.9 million, compared to average interest earning assets of $1.55 billion and net interest income of $20.4 million for the quarter ended March 31, 2019.

Centennial Community Banking (excluding Centennial CFG and Shore Premier Finance) net interest margin was 4.20% for the quarter just ended as well as for the quarter ended March 31, 2019. The net interest margin for the second quarter of 2019 includes average interest earning assets of $11.29 billion and net interest income of $118.1 million, compared to average interest earning assets of $11.31 billion and net interest income of $117.2 million for the first quarter of 2019.

During the second quarter of 2019, the Company recorded a $1.3 million provision for loan loss, but no provision was recorded during the first quarter of 2019.  The Company continues to see strong asset quality.  Non-performing loans to total loans was 0.57% as of June 30, 2019 compared to 0.58% as of March 31, 2019. Non-performing assets to total assets was 0.51% as of June 30, 2019 compared to 0.52% as of March 31, 2019. For the second quarter of 2019, net charge-offs were $1.6 million compared to net charge-offs of $2.4 million for the first quarter of 2019.

The Company reported $23.1 million of non-interest income for the second quarter of 2019, compared to $23.7 million for the first quarter of 2019. The most important components of the second quarter non-interest income were $8.2 million from other service charges and fees, $6.3 million from service charges on deposits accounts, $3.5 million from mortgage lending income, $2.1 million from other income and $1.1 million from dividends from the FHLB, FRB, FNBB & other equity investments.  The Company exceeded $10 billion in assets during the first quarter of 2017 and became subject to the Durbin Amendment to the Dodd-Frank Act interchange fee restrictions beginning in the third quarter of 2018. The Durbin Amendment negatively impacted debit card and ATM fees beginning in the second half of 2018. The Company estimates quarterly interchange fees are approximately $3.0 million dollars lower as a result of the Durbin Amendment.

Non-interest expense for the second quarter of 2019 was $67.6 million compared to $69.1 million for the first quarter of 2019.  The most important components of the second quarter non-interest expense were $38.0 million from salaries and employee benefits, $17.0 million in other expense and $8.9 million in occupancy and equipment expenses.  Non-interest expense for the first quarter of 2019 included $900,000 related to an outsourced special project and $897,000 in hurricane expense associated with Hurricane Michael which made landfall in Mexico Beach, Florida on October 10, 2018.  For the second quarter of 2019, our efficiency ratio improved to 39.93% compared to 41.01% reported for the first quarter of 2019.

Financial Condition

Total loans receivable were $11.05 billion at June 30, 2019 compared to $11.07 billion at December 31, 2018.  Total deposits were $11.35 billion at June 30, 2019 compared to $10.90 billion at December 31, 2018.  Total assets were $15.29 billion at June 30, 2019 compared to $15.30 billion at December 31, 2018.

During the second quarter 2019, the Company experienced approximately $74.2 million in organic loan growth. Centennial CFG experienced $146.1 million of organic loan growth and had loans of $1.67 billion at June 30, 2019.  Centennial Community Banking experienced approximately $77.8 million in organic loan decline.   Additionally, Shore Premier Finance experienced $5.8 million of organic loan growth and had loans of $442.1 million at June 30, 2019.

Non-performing loans at June 30, 2019 were $20.0 million, $37.1 million, $3.3 million, $2.4 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $62.8 million.  Non-performing assets at June 30, 2019 were $26.6 million, $45.3 million, $3.3 million, $2.4 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $77.5 million.

The Company’s allowance for loan losses was $106.1 million at June 30, 2019, or 0.96% of total loans, compared to $108.8 million, or 0.98% of total loans, at December 31, 2018. As of June 30, 2019, and December 31, 2018, the Company’s allowance for loan losses was 168.9% and 169.4% of its total non-performing loans, respectively.

Stockholders’ equity was $2.42 billion at June 30, 2019 compared to $2.35 billion at December 31, 2018, an increase of $71.5 million. The increase in stockholders’ equity is primarily associated with the $101.8 million increase in retained earnings and the $28.6 million increase in comprehensive income which were partially offset by the repurchase of $64.4 million of our common stock during 2019.  Book value per common share was $14.46 at June 30, 2019 compared to $13.76 at December 31, 2018.  Tangible book value per common share (non-GAAP) was $8.50 at June 30, 2019 compared to $7.90 at December 31, 2018, an annualized increase of 15.3%.

Branches

The Company currently has 77 branches in Arkansas, 76 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 18, 2019.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10132572.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10132572, which will be available until July 25, 2019 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted, tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, increased regulatory requirements as a result of our exceeding $10 billion in total assets, legislative and regulatory changes, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2019	2019	2018	2018	2018

ASSETS

Cash and due from banks	$183,745	$141,027	$175,024	$208,681	$197,658
Interest-bearing deposits with other banks	373,557	421,443	482,915	323,376	298,085
Cash and cash equivalents	557,302	562,470	657,939	532,057	495,743
Federal funds sold	1,075	1,700	325	500	500
Investment securities - available-for-sale	2,053,939	2,013,123	1,785,862	1,744,430	1,718,704
Investment securities - held-to-maturity	-	-	192,776	199,266	204,401
Loans receivable	11,053,129	10,978,935	11,071,879	10,832,815	10,897,970
Allowance for loan losses	(106,066)	(106,357)	(108,791)	(110,191)	(111,516)
Loans receivable, net	10,947,063	10,872,578	10,963,088	10,722,624	10,786,454
Bank premises and equipment, net	278,821	279,012	233,261	233,652	234,634
Foreclosed assets held for sale	13,734	14,466	13,236	13,507	17,853
Cash value of life insurance	149,708	149,353	148,621	148,014	147,281
Accrued interest receivable	48,992	50,288	48,945	48,909	45,682
Deferred tax asset, net	58,517	64,061	73,275	79,548	78,435
Goodwill	958,408	958,408	958,408	958,408	956,418
Core deposit and other intangibles	39,723	41,310	42,896	44,484	46,101
Other assets	180,293	172,732	183,806	187,339	191,914
Total assets	$15,287,575	$15,179,501	$15,302,438	$14,912,738	$14,924,120

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,575,696	$2,519,175	$2,401,232	$2,482,857	$2,523,553
Savings and interest-bearing transaction accounts	6,774,162	6,650,181	6,624,407	6,420,951	6,573,902
Time deposits	1,997,458	1,898,096	1,874,139	1,720,930	1,638,578
Total deposits	11,347,316	11,067,452	10,899,778	10,624,738	10,736,033
Securities sold under agreements to repurchase	142,541	152,239	143,679	142,146	139,750
FHLB and other borrowed funds	899,447	1,105,175	1,472,393	1,363,851	1,309,950
Accrued interest payable and other liabilities	107,695	124,172	67,912	72,381	55,971
Subordinated debentures	369,170	368,979	368,790	368,596	368,403
Total liabilities	12,866,169	12,818,017	12,952,552	12,571,712	12,610,107

Stockholders' equity
Common stock	1,675	1,682	1,707	1,741	1,745
Capital surplus	1,550,999	1,560,994	1,609,810	1,668,106	1,693,337
Retained earnings	853,964	803,629	752,184	701,900	642,540
Accumulated other comprehensive (loss) income	14,768	(4,821)	(13,815)	(30,721)	(23,609)
Total stockholders' equity	2,421,406	2,361,484	2,349,886	2,341,026	2,314,013
Total liabilities and stockholders' equity	$15,287,575	$15,179,501	$15,302,438	$14,912,738	$14,924,120

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2019	2019	2018	2018	2018	2019	2018

Interest income
Loans	$165,816	$163,848	$163,201	$166,334	$152,996	$329,664	$301,061
Investment securities
Taxable	10,650	10,706	9,873	9,011	8,979	21,356	17,949
Tax-exempt	3,183	3,379	3,456	3,427	3,368	6,562	6,374
Deposits - other banks	1,628	1,543	1,241	1,273	1,206	3,171	2,135
Federal funds sold	10	11	9	6	12	21	18

Total interest income	181,287	179,487	177,780	180,051	166,561	360,774	327,537

Interest expense
Interest on deposits	29,709	28,006	25,207	21,412	18,164	57,715	32,970
Federal funds purchased	-	-	-	-	-	-	1
FHLB borrowed funds	4,722	6,118	6,474	7,055	4,245	10,840	8,825
Securities sold under agreements to repurchase	630	634	602	472	372	1,264	748
Subordinated debentures	5,239	5,259	5,215	5,202	5,168	10,498	10,172

Total interest expense	40,300	40,017	37,498	34,141	27,949	80,317	52,716

Net interest income	140,987	139,470	140,282	145,910	138,612	280,457	274,821
Provision for loan losses	1,325	-	-	-	2,722	1,325	4,322
Net interest income after
provision for loan losses	139,662	139,470	140,282	145,910	135,890	279,132	270,499

Non-interest income
Service charges on deposit accounts	6,259	6,401	7,004	6,992	6,780	12,660	12,855
Other service charges and fees	8,177	6,563	7,598	9,041	9,797	14,740	19,952
Trust fees	391	403	290	437	379	794	825
Mortgage lending income	3,457	2,435	2,554	3,691	3,477	5,892	6,134
Insurance commissions	515	609	442	463	526	1,124	1,205
Increase in cash value of life insurance	740	736	737	735	730	1,476	1,384
Dividends from FHLB, FRB, FNBB & other	1,149	3,505	1,992	1,288	1,600	4,654	2,477
Gain (loss) on SBA loans	355	241	75	47	262	596	444
Gain (loss) on branches, equipment and other assets, net	(129)	79	(25)	(102)	-	(50)	7
Gain (loss) on OREO, net	58	206	114	836	1,046	264	1,451
Other income	2,094	2,494	2,726	2,419	3,076	4,588	6,744

Total non-interest income	23,066	23,672	23,507	25,847	27,673	46,738	53,478

Non-interest expense
Salaries and employee benefits	37,976	37,836	36,230	37,825	34,476	75,812	69,490
Occupancy and equipment	8,853	8,823	8,310	8,148	8,519	17,676	17,502
Data processing expense	3,838	3,970	3,642	3,461	3,339	7,808	7,325
Other operating expenses	16,957	18,428	23,090	16,689	16,894	35,385	32,291

Total non-interest expense	67,624	69,057	71,272	66,123	63,228	136,681	126,608

Income before income taxes	95,104	94,085	92,517	105,634	100,335	189,189	197,369
Income tax expense	22,940	22,735	21,487	25,350	24,310	45,675	48,280
Net income	$72,164	$71,350	$71,030	$80,284	$76,025	$143,514	$149,089

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018

PER SHARE DATA

Diluted earnings per common share	$0.43	$0.42	$0.41	$0.46	$0.44	$0.85	$0.86
Diluted earnings per common share, as adjusted, excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense (non-GAAP)(1)	0.43	0.42	0.44	0.46	0.44	0.85	0.86
Basic earnings per common share	0.43	0.42	0.41	0.46	0.44	0.85	0.86
Dividends per share - common	0.1300	0.1200	0.1200	0.1200	0.1100	0.2500	0.2200
Book value per common share	14.46	14.04	13.76	13.44	13.26	14.46	13.26
Tangible book value per common share (non-GAAP)(1)	8.50	8.10	7.90	7.68	7.52	8.50	7.52

STOCK INFORMATION

Average common shares outstanding	167,791	169,592	173,023	174,440	173,403	168,686	173,581
Average diluted shares outstanding	167,791	169,592	173,311	174,867	173,936	168,686	174,168
End of period common shares outstanding	167,466	168,173	170,720	174,135	174,511	167,466	174,511

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.92%	1.92%	1.90%	2.14%	2.13%	1.92%	2.11%
Return on average assets excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense (ROA, as adjusted) (non-GAAP)(1)	1.92%	1.91%	2.03%	2.14%	2.13%	1.91%	2.11%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.09%	2.09%	2.07%	2.33%	2.32%	2.09%	2.30%
Return on average common equity	12.18%	12.34%	12.05%	13.74%	13.54%	12.26%	13.46%
Return on average common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROE, as adjusted) (non-GAAP)(1)	12.18%	12.30%	12.86%	13.74%	13.54%	12.24%	13.46%
Return on average tangible common equity (non-GAAP)(1)	21.01%	21.53%	21.08%	24.20%	23.90%	21.26%	23.92%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	21.35%	21.88%	21.43%	24.56%	24.27%	21.61%	24.30%
Return on average tangible common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROTCE, as adjusted) (non-GAAP)(1)	21.01%	21.45%	22.50%	24.20%	23.90%	21.23%	23.92%
Efficiency ratio	39.93%	41.01%	42.18%	37.23%	36.74%	40.47%	37.28%
Efficiency ratio, as adjusted (non-GAAP)(1)	39.92%	40.52%	38.28%	37.39%	36.97%	40.21%	37.44%
Net interest margin - FTE	4.28%	4.30%	4.30%	4.46%	4.47%	4.29%	4.47%
Fully taxable equivalent adjustment	$1,319	$1,367	$1,412	$1,489	$1,403	$2,686	$2,612
Total revenue	204,353	203,159	201,287	205,898	194,234	407,512	381,015
Total purchase accounting accretion	9,240	9,055	9,432	10,744	10,669	18,295	21,276
Average purchase accounting loan discounts	122,197	131,596	141,244	151,377	153,624	126,871	159,443

OTHER OPERATING EXPENSES

Advertising	$1,095	$1,051	$1,214	$1,154	$1,142	$2,146	$2,104
Merger and acquisition expenses	-	-	6,013	-	-	-	-
Amortization of intangibles	1,587	1,586	1,587	1,617	1,624	3,173	3,250
Electronic banking expense	1,851	1,903	1,969	1,947	1,828	3,754	3,706
Directors' fees	392	434	319	314	318	826	648
Due from bank service charges	282	238	289	253	242	520	461
FDIC and state assessment	1,655	1,710	1,869	2,293	2,788	3,365	4,396
Hurricane expense	-	897	470	-	-	897	-
Insurance	661	697	737	762	714	1,358	1,601
Legal and accounting	989	981	1,151	761	858	1,970	1,636
Other professional fees	2,306	2,812	1,465	1,748	1,601	5,118	3,240
Operating supplies	505	536	510	510	602	1,041	1,202
Postage	293	326	325	311	323	619	667
Telephone	306	303	324	337	371	609	744
Other expense	5,035	4,954	4,848	4,682	4,483	9,989	8,636

Total other operating expenses	$16,957	$18,428	$23,090	$16,689	$16,894	$35,385	$32,291

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2019	2019	2018	2018	2018

BALANCE SHEET RATIOS

Total loans to total deposits	97.41%	99.20%	101.58%	101.96%	101.51%
Common equity to assets	15.84%	15.56%	15.36%	15.70%	15.51%
Tangible common equity to tangible assets (non-GAAP)(1)	9.96%	9.60%	9.43%	9.62%	9.42%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,495,558	$4,623,174	$4,806,684	$4,685,827	$4,734,315
Construction/land development	1,930,838	1,649,303	1,546,035	1,550,910	1,662,199
Agricultural	85,045	76,092	76,433	72,930	77,053
Residential real estate loans
Residential 1-4 family	1,852,784	1,947,119	1,975,586	1,982,666	1,960,841
Multifamily residential	523,789	538,098	560,475	608,608	540,526
Total real estate	8,888,014	8,833,786	8,965,213	8,900,941	8,974,934
Consumer	455,554	448,093	443,105	428,192	417,499
Commercial and industrial	1,515,357	1,505,773	1,476,331	1,303,841	1,287,637
Agricultural	80,621	58,966	48,562	58,644	55,768
Other	113,583	132,317	138,668	141,197	162,132
Loans receivable	$11,053,129	$10,978,935	$11,071,879	$10,832,815	$10,897,970

Discount for credit losses on purchased loans	$98,672	$106,617	$113,648	$120,849	$129,903
Purchased loans, net of discount for credit losses on purchased loans	2,469,579	2,712,315	2,900,284	3,081,695	3,522,753

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$106,357	$108,791	$110,191	$111,516	$110,212
Loans charged off	2,279	3,391	1,814	2,501	2,132
Recoveries of loans previously charged off	663	957	414	1,176	714
Net loans (recovered)/charged off	1,616	2,434	1,400	1,325	1,418
Provision for loan losses	1,325	-	-	-	2,722
Balance, end of period	$106,066	$106,357	$108,791	$110,191	$111,516

Net (recoveries) charge-offs to average total loans	0.06%	0.09%	0.05%	0.05%	0.05%
Allowance for loan losses to total loans	0.96%	0.97%	0.98%	1.02%	1.02%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$52,841	$49,616	$47,083	$36,198	$37,082
Loans past due 90 days or more	9,961	14,577	17,159	20,267	19,696
Total non-performing loans	62,802	64,193	64,242	56,465	56,778
Other non-performing assets
Foreclosed assets held for sale, net	13,734	14,466	13,236	13,507	17,853
Other non-performing assets	947	947	497	405	3
Total other non-performing assets	14,681	15,413	13,733	13,912	17,856
Total non-performing assets	$77,483	$79,606	$77,975	$70,377	$74,634

Allowance for loan losses for loans to non-performing loans	168.89%	165.68%	169.35%	195.15%	196.41%
Non-performing loans to total loans	0.57%	0.58%	0.58%	0.52%	0.52%
Non-performing assets to total assets	0.51%	0.52%	0.51%	0.47%	0.50%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2019			March 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$298,821	$1,628	2.19%	$272,410	$1,543	2.30%
Federal funds sold	1,596	10	2.51%	1,491	11	2.99%
Investment securities - taxable	1,640,883	10,650	2.60%	1,595,605	10,706	2.72%
Investment securities - non-taxable - FTE	379,437	4,177	4.42%	390,754	4,424	4.59%
Loans receivable - FTE	11,000,926	166,141	6.06%	11,036,503	164,170	6.03%
Total interest-earning assets	13,321,663	182,606	5.50%	13,296,763	180,854	5.52%
Non-earning assets	1,776,937			1,782,909
Total assets	$15,098,600			$15,079,672

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,677,683	$20,637	1.24%	$6,596,895	$19,537	1.20%
Time deposits	1,943,320	9,072	1.87%	1,903,373	8,469	1.80%
Total interest-bearing deposits	8,621,003	29,709	1.38%	8,500,268	28,006	1.34%
Securities sold under agreement to repurchase	144,478	630	1.75%	150,803	634	1.71%
FHLB borrowed funds	932,365	4,722	2.03%	1,159,629	6,118	2.14%
Subordinated debentures	369,076	5,239	5.69%	368,884	5,259	5.78%
Total interest-bearing liabilities	10,066,922	40,300	1.61%	10,179,584	40,017	1.59%
Non-interest bearing liabilities
Non-interest bearing deposits	2,553,060			2,439,520
Other liabilities	101,900			115,911
Total liabilities	12,721,882			12,735,015
Shareholders' equity	2,376,718			2,344,657
Total liabilities and shareholders' equity	$15,098,600			$15,079,672
Net interest spread			3.89%			3.93%
Net interest income and margin - FTE		$142,306	4.28%		$140,837	4.30%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$285,688	$3,171	2.24%	$267,347	$2,135	1.61%
Federal funds sold	1,544	21	2.74%	5,156	18	0.70%
Investment securities - taxable	1,618,369	21,356	2.66%	1,544,451	17,949	2.34%
Investment securities - non-taxable - FTE	385,064	8,602	4.50%	371,788	8,473	4.60%
Loans receivable - FTE	11,018,616	330,310	6.05%	10,335,699	301,574	5.88%
Total interest-earning assets	13,309,281	363,460	5.51%	12,524,441	330,149	5.32%
Non-earning assets	1,779,908			1,745,179
Total assets	$15,089,189			$14,269,620

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,637,512	$40,174	1.22%	$6,430,509	$24,731	0.78%
Time deposits	1,923,457	17,541	1.84%	1,562,873	8,239	1.06%
Total interest-bearing deposits	8,560,969	57,715	1.36%	7,993,382	32,970	0.83%
Federal funds purchased	-	-	0.00%	62	1	3.25%
Securities sold under agreement to repurchase	147,623	1,264	1.73%	148,310	748	1.02%
FHLB borrowed funds	1,045,370	10,840	2.09%	1,038,612	8,825	1.71%
Subordinated debentures	368,981	10,498	5.74%	368,217	10,172	5.57%
Total interest-bearing liabilities	10,122,943	80,317	1.60%	9,548,583	52,716	1.11%
Non-interest bearing liabilities
Non-interest bearing deposits	2,496,604			2,439,299
Other liabilities	108,866			48,779
Total liabilities	12,728,413			12,036,661
Shareholders' equity	2,360,776			2,232,959
Total liabilities and shareholders' equity	$15,089,189			$14,269,620
Net interest spread			3.91%			4.21%
Net interest income and margin - FTE		$283,143	4.29%		$277,433	4.47%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2019	2019	2018	2018	2018	2019	2018

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$72,164	$71,350	$71,030	$80,284	$76,025	$143,514	$149,089
Adjustments
Special dividend from equity investment	-	(2,134)	-	-	-	(2,134)	-
Merger and acquisition expenses	-	-	6,013	-	-	-	-
Hurricane expenses	-	897	470	-	-	897	-
Outsourced special project expense	-	900	-	-	-	900	-
Total adjustments	-	(337)	6,483	-	-	(337)	-
Tax-effect of adjustments	-	(88)	1,694	-	-	(88)	-
Adjustments after-tax (B)	-	(249)	4,789	-	-	(249)	-
Earnings, as adjusted (C)	$72,164	$71,101	$75,819	$80,284	$76,025	$143,265	$149,089

Average diluted shares outstanding (D)	167,791	169,592	173,311	174,867	173,936	168,686	174,168

GAAP diluted earnings per share: (A/D)	$0.43	$0.42	$0.41	$0.46	$0.44	$0.85	$0.86
Adjustments after-tax: (B/D)	-	-	0.03	-	-	-	-
Diluted earnings per common share excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (C/D)	$0.43	$0.42	$0.44	$0.46	$0.44	$0.85	$0.86

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/F)	1.92%	1.92%	1.90%	2.14%	2.13%	1.92%	2.11%
Return on average assets excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROA, as adjusted) ((A+E)/F)	1.92%	1.91%	2.03%	2.14%	2.13%	1.91%	2.11%
Return on average assets excluding intangible amortization: ((A+C)/(F-G))	2.09%	2.09%	2.07%	2.33%	2.32%	2.09%	2.30%

GAAP net income available to common shareholders (A)	$72,164	$71,350	$71,030	$80,284	$76,025	$143,514	$149,089
Amortization of intangibles (B)	1,587	1,586	1,587	1,617	1,624	3,173	3,250
Amortization of intangibles after-tax (C)	1,172	1,172	1,172	1,194	1,200	2,344	2,401
Total adjustments (D)	-	(337)	6,483	-	-	(337)	-
Adjustments after-tax (E)	-	(249)	4,789	-	-	(249)	-
Average assets (F)	15,098,600	15,079,672	14,838,979	14,880,931	14,304,483	15,089,189	14,269,620
Average goodwill, core deposits & other intangible assets (G)	998,898	1,000,494	1,002,070	1,001,843	975,345	999,692	975,895

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2019	2019	2018	2018	2018	2019	2018

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	12.18%	12.34%	12.05%	13.74%	13.54%	12.26%	13.46%
Return on average common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROE, as adjusted) ((A+C)/D)	12.18%	12.30%	12.86%	13.74%	13.54%	12.24%	13.46%
Return on average tangible common equity: (A/(D-E))	21.01%	21.53%	21.08%	24.20%	23.90%	21.26%	23.92%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	21.35%	21.88%	21.43%	24.56%	24.27%	21.61%	24.30%
Return on average tangible common equity excluding special dividend from equity investment, merger expenses, hurricane expenses & outsourced special project expense: (ROTCE, as adjusted) ((A+C)/(D-E))	21.01%	21.45%	22.50%	24.20%	23.90%	21.23%	23.92%

GAAP net income available to common shareholders (A)	$72,164	$71,350	$71,030	$80,284	$76,025	$143,514	$149,089
Earnings excluding intagible amortization (B)	73,336	72,522	72,202	81,478	77,225	145,858	151,490
Adjustments after-tax (C)	-	(249)	4,789	-	-	(249)	-
Average common equity (D)	2,376,718	2,344,657	2,338,802	2,317,930	2,251,412	2,360,776	2,232,959
Average goodwill, core deposits & other intangible assets (E)	998,898	1,000,494	1,002,070	1,001,843	975,345	999,692	975,895

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	39.93%	41.01%	42.18%	37.23%	36.74%	40.47%	37.28%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	39.92%	40.52%	38.28%	37.39%	36.97%	40.21%	37.44%

Net interest income (A)	$140,987	$139,470	$140,282	$145,910	$138,612	$280,457	$274,821
Non-interest income (B)	23,066	23,672	23,507	25,847	27,673	46,738	53,478
Non-interest expense (C)	67,624	69,057	71,272	66,123	63,228	136,681	126,608
Fully taxable equivalent adjustment (D)	1,319	1,367	1,412	1,489	1,403	2,686	2,612
Amortization of intangibles (E)	1,587	1,586	1,587	1,617	1,624	3,173	3,250

Adjustments:
Non-interest income:
Special dividend from equity investment	$-	$2,134	$-	$-	$-	$2,134	$-
Gain (loss) on OREO	58	206	114	836	1,046	264	1,451
Gain (loss) on branches, equipment and other assets, net	(129)	79	(25)	(102)	-	(50)	7
Total non-interest income adjustments (F)	$(71)	$2,419	$89	$734	$1,046	$2,348	$1,458

Non-interest expense:
Merger Expenses	$-	$-	$6,013	$-	$-	$-	$-
Hurricane damage expense	-	897	470	-	-	897	-
Outsourced special project expense	-	900	-	-	-	900	-
Total non-interest expense adjustments (G)	$-	$1,797	$6,483	$-	$-	$1,797	$-

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2019	2019	2018	2018	2018

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$14.46	$14.04	$13.76	$13.44	$13.26
Tangible book value per common share: ((A-C-D)/B)	8.50	8.10	7.90	7.68	7.52

Total stockholders' equity (A)	$2,421,406	$2,361,484	$2,349,886	$2,341,026	$2,314,013
End of period common shares outstanding (B)	167,466	168,173	170,720	174,135	174,511
Goodwill (C)	$958,408	$958,408	$958,408	$958,408	$956,418
Core deposit and other intangibles (D)	39,723	41,310	42,896	44,484	46,101

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.84%	15.56%	15.36%	15.70%	15.51%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.96%	9.60%	9.43%	9.62%	9.42%

Total assets (A)	$15,287,575	$15,179,501	$15,302,438	$14,912,738	$14,924,120
Total stockholders' equity (B)	2,421,406	2,361,484	2,349,886	2,341,026	2,314,013
Goodwill (C)	958,408	958,408	958,408	958,408	956,418
Core deposit and other intangibles (D)	39,723	41,310	42,896	44,484	46,101